Exhibit 99.1

Bio-Path Holdings to Present at the H.C. Wainwright 21st Annual Global Investment Conference

HOUSTON—September 3, 2019 – Bio-Path Holdings, Inc., (NASDAQ: BPTH), a biotechnology company leveraging its proprietary DNAbilize® antisense RNAi nanoparticle technology to develop a portfolio of targeted nucleic acid cancer drugs, today announced that Peter H. Nielsen, Chief Executive Officer, will present a corporate overview at the upcoming H.C. Wainwright 21st Annual Global Investment Conference on Monday, September 9, 2019 at 3:25 p.m. ET in New York.

A live webcast of the presentation can be accessed under “Events” in the Media section of the Company’s website at www.biopathholdings.com.

About Bio-Path Holdings, Inc.

Bio-Path is a biotechnology company developing DNAbilize®, a novel technology that has yielded a pipeline of RNAi nanoparticle drugs that can be administered with a simple intravenous transfusion. Bio-Path’s lead product candidate, prexigebersen (BP1001, targeting the Grb2 protein), is in a Phase 2 study for the treatment of blood cancers and is in the process of filing an IND for a Phase 1 clinical trial for solid tumors. The Company is also developing BP1002, which targets the Bcl-2 protein and is expected to be evaluated for the treatment of lymphoma and solid tumors. In addition, BP1003, a novel liposome- incorporated STAT3 antisense oligodeoxynucleotide developed by Bio-Path as a specific inhibitor of STAT3, is expected to enter Phase 1 studies in 2020.

For more information, please visit the Company's website at http://www.biopathholdings.com.

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Contact Information:

Investors

Will O’Connor

Stern Investor Relations, Inc.

212-362-1200

will@sternir.com

Doug Morris

Investor Relations

Bio-Path Holdings, Inc.

832-742-1369